UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: December 17, 2012
(Date of earliest event reported)

Sterling Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
(509) 458-3711
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

111 North Wall Street, Spokane, Washington 99201
(Address of Principal Executive Offices and Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On December 17, 2012, Sterling Financial Corporation (“Sterling”) announced that its principal operating subsidiary, Sterling Savings Bank (“Sterling Bank”), had entered into a definitive agreement to acquire the Seattle-area operations (“Seattle Operations”) of Boston Private Bank and Trust Company (“Boston Private”), a wholly-owned subsidiary of Boston Private Financial Holdings, Inc. ( the “Transaction”).

Under the terms of the agreement, Sterling will pay cash for the Seattle Operations net acquired assets plus a franchise premium of $11.0 million. As of September 30, 2012, the Seattle Operations had total loans of approximately $270 million, total deposits of approximately $190 million and net assets of approximately $85 million. The Transaction is subject to regulatory approval and customary closing conditions, and is expected to be completed during the second quarter of 2013.

The full text of a press release announcing the execution of the Agreement issued on December 17, 2012 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.    Exhibit Description

99.1    Sterling Financial Corporation press release.

S I G N A T U R E S
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

December 17, 2012	By:	/s/ Patrick J. Rusnak
Date		Patrick J. Rusnak
Chief Financial Officer